TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M60722-S06028

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CITIZENSSELECT FUNDS

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Board Members: **Nominees for Election are:** 01) Gordon J. Davis 02) Whitney I. Gerard 03) Nathan Leventhal 04) Benaree Pratt Wiley	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the name(s) of the nominee(s) on the line below.

____

2. In their discretion, to vote on such other matters as may properly come before the meeting and any adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title. By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. **THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES PRINTED ON THIS CARD AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.**

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Shareholders of CitizensSelect Funds to be held on August 8, 2013:
The Notice of Special Meeting of Shareholders, the Proxy Statement and a copy of the Fund's most recent annual and semi-annual reports to shareholders are available at
https://public.dreyfus.com/proxy/materials.html

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CitizensSelect Funds

The undersigned shareholder(s) of CitizensSelect Funds (the "Fund"), hereby appoint(s) Robert R. Mullery and Kiesha Astwood, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on June 7, 2013, at a Special Meeting of Shareholders to be held at The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York 10166, at 3:00 p.m., on August 8, 2013 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

PLEASE SIGN AND DATE ON THE REVERSE SIDE